Exhibit 99.1

China Direct Inc. Receives Approval from the NASDAQ Stock Market, LLC.
for its Common Shares to be Listed on the NASDAQ Global Market

Shares to begin trading under China Direct’s current ticker symbol “CDS”
beginning Monday, April 14, 2008

Deerfield Beach, FL – April 2, 2008 - China Direct, Inc. (AMEX: CDS), a U.S. company that owns controlling stakes in a diversified portfolio of Chinese entities and assists Chinese businesses in accessing the U.S. capital markets, today announced it has received approval from the NASDAQ Stock Market LLC.® for its common shares to be listed on the NASDAQ Global Market. The Board of Directors of China Direct, Inc. has approved the decision to move the listing of its common stock from the American Stock Exchange to The Nasdaq Stock Market LLC®. China Direct’s common stock is expected to trade on the NASDAQ Global Market under the symbol: CDS (NASDAQ GM), effective April 14, 2008.

Management members from both the U.S. and China will ring the NASDAQ Stock Market Opening Bell at NASDAQ MarketSite, 4 Times Square (43rd & Broadway), Broadcast Studio on Monday, May 12, 2008 at 9:30 a.m. ET.

Commenting on the event, Marc Siegel, President of China Direct stated, “We believe that the move to NASDAQ is another important step forward in the evolution of our company. In order to obtain a NASDAQ listing, a company and its management must go through a substantial screening process as well as meet all of Nasdaq’s regulatory listing criteria. We are excited to have met all the standards necessary to become a NASDAQ listed company. We believe NASDAQ’s electronic multiple market maker structure will provide us with enhanced prestige, exposure and liquidity, while providing investors with faster executions and better prices. Nasdaq is the world’s largest electronic stock market and promotes innovation while attracting leading growth companies from a diverse group of industries. We are proud to become a part of The NASDAQ Stock Market as it continues to grow its presence in China and we look forward to a long lasting relationship.”

About NASDAQ

Nasdaq® is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. For more information about NASDAQ, visit the NASDAQ web site at http://www.nasdaq.com or the NASDAQ NewsroomSM at http://www.nasdaq.com/newsroom.

About China Direct, Inc.

China Direct, Inc. (Amex: CDS ) is a diversified management and advisory services organization headquartered in the U.S. Our management services division acquires a controlling interest in entities operating in China. Our ownership control enables China Direct to provide management advice, as well as financing to Chinese entities. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. Our advisory services division provides comprehensive advisory and consulting services to Chinese entities seeking to access the U.S. capital markets. As a direct link to China, China Direct serves as a vehicle allowing investors to directly participate in the rapid growth of the Chinese economy in a diversified and balanced manner. For more information about China Direct, please visit http://www.chinadirectinc.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company’s operations, financial performance and, condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company’s reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Investor Relations,

HC International, Inc.

Alan Sheinwald, Partner

Tel: (914) 669-0222

Email: Alan.Sheinwald@HCinternational.net

Company,

China Direct, Inc.

Richard Galterio, Executive Vice President

Tel: 1-877-China-57

Email: Richard@cdii.net